CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated May 19, 2011 included in this Registration Statement on Form S-1 of Post Data, Inc. and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BehlerMick PS

Spokane, Washington

May 20, 2011